UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2021 (September 17, 2021)

PETRA ACQUISITION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5 West 21st Street New York, NY 10010

(Address of Principal Executive Offices) (Zip Code)

(971) 622-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	PAICU	The Nasdaq Stock Market LLC
Common stock, par value $0.001 per share	PAIC	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for a share of common stock at an exercise price of $11.50 per share	PAICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2021, Petra Acquisition, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain engagement letter agreement dated November 3, 2020 (the “Agreement), by and between the Company and LifeSci Capital LLC (“LifeSci”), pursuant to which LifeSci agreed to provide certain investment banking and financial advisory services to the Company with respect to the Company’s efforts to engage in an initial business combination transaction. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement as amended by the Amendment.

The Amendment provides for, among other things, (a) the deletion of the provisions in the Agreement regarding the appointment and engagement of LifeSci for certain placement agent services as well as any related Placement Agent Fee, (b) the deletion of the provisions in the Agreement entitling LifeSci to a Capital Markets Advisory Fee, and (c) a cap on maximum fees payable to LifeSci with respect to the transactions contemplated by that certain Agreement and Plan of Merger between the Company and Revelation Biosciences, Inc. (“Revelation”), dated August 29, 2021 (the “Business Combination”), in the amount of $2,650,000 in cash and $2,650,000 in shares of Company common stock.

David Dobkin, one of the Company’s directors, is a principal of LifeSci, which (i) was one of the representatives of the underwriters in the Company’s initial public offering, (ii) is entitled to certain fees upon the completion of the Business Combination under the terms of a business combination marketing agreement between the Company and LifeSci, and (iii) is the exclusive financial and mergers and acquisitions advisor to the Company in the Business Combination.

This summary is qualified in its entirety by reference to the text of the Agreement and the Amendment, which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 8.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K to the extent required.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2021, the Company adopted its Amended and Restated Bylaws. The provisions changed by amendment include, among other things, (a) that annual meetings and special meetings of stockholders may be held wholly or partially by means of remote communication, (b) that stockholder proposals must be delivered to the Company not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders, (c) subject to applicable law or the Certificate of Incorporation, directors may be removed by vote of stockholders holding at least 66-2/3% of the voting power of the outstanding shares of capital stock of the corporation, voting together as a single class, and (d) that the number of members of the board of directors is set at seven members, subject to change from time to time by board resolution.

This summary is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events

As previously disclosed, the Company has scheduled a special meeting of stockholders to be held at 10:00 a.m., Eastern Time, on October 8, 2021. At the special meeting, the Company’s stockholders will be asked to consider and vote upon a proposal to amend (the “Extension Amendment”) the Company’s second amended and restated certificate of incorporation to extend the date by which the Company has to consummate an initial business combination (the “Extension”) from October 13, 2021 to November 13, 2021, plus an option for the Company to further extend such date to December 13, 2021, plus an option for the Company to further extend such date to January 13, 2022 (the latest such date actually extended being referred to as the “Extended Termination Date”).

Pursuant to that certain promissory note dated September 17, 2021 (the “Note”), from the Company to Pine Valley Investments, LLC (“Pine Valley”), an affiliate of the Company’s sponsor, Pine Valley has agreed that if the Extension Amendment is approved, it or its affiliates will contribute to the Company as a loan (each loan being referred to herein as a “Contribution”) approximately $0.034 for each share of common stock issued in the Company’s IPO (the “public shares”) that is not redeemed in connection with the stockholder vote to approve the extension of the deadline to complete an initial business combination to November 13, 2021. If the Company elects to further extend the deadline to complete an initial business combination beyond November 13, 2021, Pine Valley will make an additional Contribution of approximately $0.034 for each public share for an additional 31-day period. If the Company elects to further extend the deadline to complete a business combination beyond December 13, 2021, Pine Valley will make an additional Contribution of approximately $0.034 for each public share for an additional 31-day period. Accordingly, if the Company takes the initial extension to November 13, 2021, plus the two additional extensions to December 13, 2021 and January 13, 2022, Pine Valley would make aggregate Contributions of approximately $727,815 (assuming no public shares were redeemed). Each Contribution will be deposited in the Trust Account within two business days prior to the beginning of the additional extension period (or portion thereof), other than the first Contribution which will be made on the day of the approval of the Extension Amendment. Accordingly, if the Extension Amendment is approved and the Extension is completed and the Company takes the full time through the Extended Termination Date to complete an initial business combination, the redemption price per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.20 per share (without taking into account any interest), in comparison to the current redemption price of approximately $10.10 per share. Pine Valley will not make any Contribution unless the Extension Amendment is approved and the Extension is completed. The Contribution(s) will bear interest at the rate of 2.5% per month on the outstanding loan amount and will be repayable by the Company to Pine Valley upon consummation of an initial business combination. The loans will be forgiven if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Trust Account. The Company will have the sole discretion whether to continue extending for the additional extension periods until the Extended Termination Date and if the Company determines not to continue extending for the additional extension periods, its obligation to make additional Contributions will terminate. If this occurs, or if the Company’s board of directors otherwise determines that the Company will not be able to consummate an initial business combination by the Extended Termination Date and does not wish to seek any additional extension, the Company would wind up the Company’s affairs and redeem 100% of the outstanding public shares in accordance with the same procedures set forth below that would be applicable if the Extension Amendment proposal is not approved.

The purpose of the Extension Amendment is to allow the Company more time to complete its proposed Business Combination. The Company’s second amended and restated certificate of incorporation provides that the Company has only until October 13, 2021 to complete a business combination.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by the terms and conditions of the Note, the form of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description
3.1	Amended and Restated Bylaws
10.1	Engagement Letter Agreement dated November 3, 2020 by and between the Registrant and LifeSci Capital LLC.
10.2	Amendment, dated September 17, 2021, to the Engagement Letter Agreement dated November 3, 2020 by and between the Registrant and LifeSci Capital LLC
99.1	Promissory Note dated September 17, 2021 from the Registrant to Pine Valley Investments LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2021

PETRA ACQUISITION, INC.

By:	/s/ Andreas Typaldos
Name:	Andreas Typaldos
Title:	Chairman & Chief Executive Officer

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